                                                                  EXHIBIT 10.17
                                    SUBLEASE
                                    --------


     THIS SUBLEASE dated April 13,1999, is entered into by and between ROBINS, KAPLAN, MILLER & CIRESI, L.L.P., a Minnesota limited liability partnership, formerly Robins, Zelle, Larson & Kaplan ("RKMC"), as Sublessor, and SCIENT CORPORATION, a Delaware Corporation, ("Sublessee"), as Sublessee with respect to certain premises in the building located at 444 Market Street, San Francisco, California (the "Building").

RECITALS:
--------

     A. Shaklee Corporation ("Shaklee") is the Lessee under that certain Amended and Restated Office Lease dated June 25, 1985, by and between 444 MLHIRP
Partnership: a New York general partnership, as Lessor ("Master Lessor"), and Shaklee, as Lessee and related documents (the "Master Lease"), an edited copy of which is attached hereto as Exhibit A.
                            ---------

     B. RKMC is the Sublessee under that certain Sublease dated July 2, 1987 (as amended by that certain letter agreement dated November 22, 1995, and that certain letter agreement dated July 25, 1995), by and between Shaklee and Sublessor, and RKMC, as Sublessee, (collectively the "Prior Sublease").

     C. Sublessee desires to sublease from RKMC, and Shaklee is prepared to sublease to Sublessee, the portion of the premises demised under the Master Lease that is the entire 27th floor at the Building, consisting of approximately 17,256 rentable square feet, the same being all of the space subleased by RKMC from Shaklee (the "Subleased Premises").

AGREEMENT:
---------

     NOW, THEREFORE, in consideration oft he premises and the mutual promises contained herein, RKMC hereby subleases to Sublessee, and Sublessee hereby subleases from RKMC, the Subleased Premises for the term and subject to the terms, covenants, and conditions hereinafter set forth, to each and all of which RKMC and Sublessee hereby mutually agree.

     1.  Term
         ----

         (a) The term of this Sublease shall commence on May 1,1999, and, unless sooner terminated as hereinafter provided, shall end on April 30, 2001. If RKMC, for any reason whatsoever, cannot deliver possession of the Subleased Premises to Sublessee on the commencement date of said term, this Sublease shall not be void or voidable, nor shall RKMC be liable to Sublessee for any loss or damage resulting therefrom, but in such event, commencement of Sublessee's obligation to pay rent hereunder (the "Rent Start Date") shall be delayed one day for each day' s delay in delivery of the Subleased Premises. If possession of the Subleased Premises cannot be delivered by May 15, 1999 (as such date may be extended due to fire, accident, strike, governmental authority, acts of God, delay in obtaining required building permits, or other causes beyond the reasonable control of RKMC), this Sublease and all rights hereunder shall terminate. No delay in delivery of possession shall operate to extend the term hereof.

         (b) In the event the Subleased Premises are ready for occupancy prior to the commencement of the term of this Sublease, Sublessee shall have the fight to take early occupancy of the Subleased Premises on such date, and notwithstanding the provisions of paragraph (a) above, the term of the Sublease shall commence upon such occupancy. Any such early occupancy shall not affect the termination date of this Sublease, but, in such event, the commencement date of the Sublease term shall be deemed to be the date the Subleased Premises are made ready for such early occupancy; provided, however, that notwithstanding the foregoing, the Rent Start Date shall be May 1, 1999.

     2.  Rental.
         -------

         (a)  Base Sublease Rent. Sublessee shall pay to RKMC throughout the
              ------------------
term of this Sublease as rental for the Subleased Premises the sum of Six Hundred Twenty-one Thousand Two Hundred Sixteen Dollars ($621,216.00) per annum as the Base Sublease Rent, in advance in 12 equal installments of Fifty-one Thousand Seven Hundred Sixty-eight Dollars ($51,768.00), payable upon execution hereof for the first two (2) months of the term hereof and on or before the first of each and every successive calendar month thereafter. If the Rent Start Date is other than the first day of a calendar month, the first payment of rent shall be appropriately prorated on the basis of a 30-day month.

         (b)  Additional Sublease Rent. Commencing January, 2000 and for each
              ------------------------
whole or partial calendar year thereafter during the term of this Sublease, Sublessee shall pay RKMC as Additional Sublease Rent of the mount by which Operating Expenses and Taxes attributable to the Subleased Premises for such year exceed Operating Expenses and Taxes for the 1999 calendar year, as those terms are defined in paragraph 5.1 of the Master Lease (incorporated by reference in paragraph 4 of this Sublease).

         (c) Rental shall be paid to RKMC, without deduction or offset, in lawful money of the United States of America at RKMC's address for notices hereunder or to such other person or at such other place as RKMC may from time to time designate in writing. All amounts of money payable by Sublessee to RKMC hereunder, if not paid when due and within 5 days after receipt of written notice thereof from RKMC, shall be subject to a one-time late charge of five percent (5%) thereof and, in addition, bear interest from the due date until paid at the highest rate legally permitted, but in no event to exceed 18%.

     3.  Use. The Subleased Premises shall be used for general office purposes
         ---
and no other purpose. Sublessee shall not do or permit to be done in or about the Subleased Premises, nor bring or keep or permit to be brought or kept therein, anything that is prohibited by the Master Lease or the prior Sublease.

     4.  Other Sublease Terms.
         --------------------

         (a) The following terms and provisions of the Master Lease are hereby incorporated in this Sublease by this reference: paragraphs 2 (but not the third and fourth sentences thereof), 5.1 (a), 5.1 Co) (first paragraph only), 5.3, 5.4, 5.5, 5.7, 6, 8(a)-(f) and (h)-(j) (but not the last sentence of 8(h) or the portion of 8(i) deleted from Exhibit A to the Sublease), 10, 11 (but not 11.1 or
                             ---------
the sentence stricken on Exhibit A to the prior Sublease), 12, 13, 15, 17 (but
                         ---------
not the last sentence thereof), 18, 19, 20, 21, 22, 23, 24, 25, 27, 30.2(2),
30.2(4) (but not the second paragraph thereof), 33, 36, 37, 39, 40, 44, 45, 48
(second sentence, only), and 50 (as to Exhibits C (excluding the work letter)- H, only). The letter agreement dated June 25, 1985, between Shaklee and Master Lessor (the "Letter Agreement"), is incorporated to the extent it provides that Shaklee, as Lessee, under the Master Lease, will not have to pay any part of any increase in taxes due to a reassessment under Proposition 13, if Shaklee is correct in its contention that any such increase in assessment does not include the reassessment of Shaklee's, 30% of the building. Except as is specified in this Sublease, this subletting is upon and subject to all of the terms of the Master Lease and Letter Agreement, and the Prior Sublease so incorporated in this Sublease. Such incorporated terms shall constitute the terms of this Sublease as between RKMC and Sublessee as "Landlord" and "Tenant," respectively, except that paragraph 5.1 shall be incorporated reading "Landlord" to refer to the Master Lessor insofar as the calculation of Operating Expenses and Taxes is concerned, and paragraphs 2, 18, and 27 shall be incorporated reading "Landlord" to refer to both RKMC, Shaklee and Master Lessor. Sublessee shall assume and perform for the benefit of RKMC, Shaklee and Master Lessor each and all of the conditions, covenants, and obligations to be performed by RKMC under the Prior Sublease and by Shaklee as Tenant under the Master Lease, to the extent said conditions, covenants, and obligations are incorporated in this Sublease and are applicable to the Subleased Premises. Master Lessor shall have the same fights and privileges under this Sublease that it has under the Master Lease, to the extent such rights and privileges are incorporated in this Sublease and are applicable to the Subleased Premises, and shall have the fight, but not the obligation, to enforce such conditions, covenants, and obligations directly against Sublessee. Sublessee shall not commit or permit to be committed on the Subleased Premises any act or omission that would constitute a breach of any of the terms, conditions, covenants, or obligations of Shaklee, under the Master Lease or of RKMC under the Prior Sublease. RKMC irrevocably assigns to Shaklee all rent and obligations of Sublessee under this Sublease which Shaklee may demand upon breach of the Prior Sublease by RKMC, and Sublessee agrees, upon written demand from Shaklee, to pay the rent and other sums owed by Sublessee to RKMC directly to Shaklee and to fulfill all of Sublessee obligations under this Sublease for the benefit of Shaklee; provided any obligations so paid or fulfilled to Shaklee will be deemed to be for the benefit of RKMC as well.

         (b) Notwithstanding the incorporation herein of the foregoing provisions of the Master Lease, Sublessee acknowledges that RKMC and Shaklee shall have no responsibility or obligation with respect to (i) furnishing any services under paragraph 8 of the Master Lease, including, but not limited to, utilities, or (ii) making any alterations, repairs, or replacements under paragraphs 11, 12, or 15 of the Master Lease, and the sole responsibility of RKMC and Shaklee thereunder shall be to use reasonable efforts to cause Master Lessor to furnish such services or make such alterations, repairs, or replacements as are required under the Master Lease. Any notices given to Master Lessor in connection with paragraphs 8, 11, 12, or 15 of the Master Lease, or any other provisions of this Sublease, shall also simultaneously be given to RKMC and Shaklee, whether or not RKMC and Shaklee have any responsibility to take action in response to such notices. With respect to paragraph 8(h), it is understood that Sublessee's rent shall be abated as and to the extent that RKMC's rent is abated under the Prior Sublease.

         (c) Sublessee shall indemnify and save RKMC and Shaklee harmless against any loss, damage, or injury that RKMC or Shaklee may suffer or incur under the Prior Sublease as the result of any breach by Sublessee of its obligations under this Sublease.

         (d) RKMC and Sublessee acknowledge that certain of the provisions of the Master Lease enumerated above that are not incorporated in this Sublease have been deleted from the copy of the Master Lease attached hereto as Exhibit A
                                                                       ---------
in order to protect the confidential aspects of the contractual relationship between Shaklee and Master Lessor. Sublessee agrees not to disclose the contents of the Master Lease, the Letter Agreement or the Prior Sublease, or any portion thereof, to any third parties, other than the listed brokers, and Sublessee's attorneys, without the prior written consent of Shaklee.

     5.  "AS IS" Condition; No Representations or Warranties; ADA Compliance.
         -------------------------------------------------------------------
Sublessee accepts the Subleased Premises in its existing condition and repair, in "as is" condition with all faults, and without representation or warranties, express or implied, as the condition of the Subleased premises. In furtherance, but not in limitation of the foregoing, no disclosure, representation or warranty is requested or given with respect to environmental matters, the presence of disposal of toxic substances or waste, seismic matters, problems or concerns, or the compliance or non-compliance of the Subleased Premises with applicable laws, codes or regulations, including but not limited to building codes and the Americans with Disabilities Act or any rules, requirements or regulations thereunder (collectively the "ADA").

     6.  Alterations. Sublessee shall not make any alterations, additions, or
         -----------
improvements to the Subleased Premises, or attach any fixtures or equipment thereto, without RKMC'S, Shaklee's and Master Lessor's prior written consent, which consent from RKMC shall not be unreasonably withheld or delayed.

     7.  Excess Electrical Usage. Sublessee shall pay RKMC for any electrical
         -----------------------
use in excess of that required for normal office use in the Building, as provided in the portions of paragraph 8(i) of the Master Lease that are incorporated herein.

     8.  Assignment of Parking, Fitness Center and Cafeteria Rights. RKMC hereby
         ------------------------------------------------------------
assigns to Sublessee, to 'the extent assignable under the Prior Sublease, all of RKMC's rights (and subject to RKMC's obligations) under Paragraphs 4 and 9 of the Prior Sublease.

     9.  Waiver and Indemnification.
         ---------------------------

          (a) Neither RKMC, Shaklee nor Master Lessor shall be liable or responsible in any way for, and Sublessee hereby waives all claims against RKMC, Shaklee and Master Lessor with respect to or arising out of, any death or injury of any nature whatsoever that may be suffered or sustained by Sublessee or any employee, licensee, invitee, guest, agent, or customer of Sublessee or any other person, from any causes whatsoever, or any loss or damage or injury to any property outside or within the Subleased Premises belonging to Sublessee or its employees, agents, customers, licensees, invitees, guests, or any other person, excepting, as to RKMC, Shaklee or Master Lessor, only injury or damage caused solely by the negligence or willful misconduct of such party or its employees or agents.

         (b) Sublessee shall hold RKMC, Shaklee and Master Lessor harmless from and defend and indemnify RKMC, Shaklee and Master Lessor against any and all losses, damages, claims, or liability for any damage to any property or injury, illness, or death of any person (i) occurring in or on the Subleased Premises or any part thereof arising at any time and from any cause whatsoever except, as to RKMC, Shaklee or Master Lessor, to the extent of any negligence or Willful misconduct of such party or its employees or agents; and (ii) occurring in, on, or about any part of the Building other than the Subleased Premises, to the extent such damage, injury, illness, or death has been caused in whole or in part by the negligence or willful misconduct of Sublessee or its employees, agents, customers, licensees, invitees, or guests.

         (c) The provisions of this paragraph 8 shall survive the termination of this Sublease with respect to any damage, injury, illness, or death occurring prior to such termination.

     10. Insurance.
         ----------

         (a) Sublessee shall, at its sole cost and expense, obtain and keep in force during the term of this Sublease fire and extended coverage insurance on Sublessee's improvements, fixtures, furnishings, and equipment in and upon the Subleased Premises in an amount not less than one hundred percent (100%) of the full replacement cost (without deduction for depreciation) thereof. All amounts that shall be received under the insurance specified in this paragraph shall first be applied to the payment of the cost of repair or replacement of any of Sublessee's improvements, fixtures, furnishings, and equipment that are damaged or destroyed, or, if this Sublease terminates prior to such repair or replacement being made, paid over to Shaklee to the extent that the improvements or fixtures damaged or destroyed would have become Shaklee's property pursuant to paragraph 19 hereof, provided, however, that Sublessee shall be entitled to that portion of said insurance proceeds equal to the unamortized value of said improvements and fixtures.

         (b) Sublessee shall, at its sole cost and expense, obtain and keep in force during the term of this Sublease (i) liability insurance with limits of not less than One Million Dollars ($1,000,000) per person and Five Million Dollars ($5,000,000) per occurrence for injury to or illness or death of persons occurring in, upon, or about the Subleased Premises or the Building; and (ii) liability insurance with a limit of not less than One Million Dollars ($1,000,000) per occurrence for damage to property occurring in, upon, or about the Subleased Premises or the Building. All such insurance shall insure the performance by Sublessee of the indemnity agreement as to liability for injury to or illness or death of persons and damage to property set forth in paragraph 8 hereof.

         (c) All insurance required under this paragraph and all renewals thereof shall be issued by such good and responsible companies qualified to do and doing business in the State of California as may be approved by Master Lessor, Shaklee and RKMC, which approvals shall not be withheld unreasonably. Each policy shall expressly provide that the policy shall not be cancelled or altered without 45 days' prior written notice to Master Lessor, Shaklee and RKMC, and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Master Lessor, Shaklee and RKMC and such 45-day period shall have expired. All insurance under this paragraph shall name Master Lessor, Shaklee, RKMC and Master Lessor's mortgagee as additional insureds, shall be primary and noncontributing with any insurance that may be carried by Master Lessor, Shaklee or RKMC, and shall expressly provide that Master Lessor, Shaklee, and Master Lessor's mortgagee, although named as insureds, shall nevertheless be entitled to recover under the policy for any loss, injury, or damage to Master Lessor, Shaklee and RKMC, the employees or contractors of either, or Master Lessor's mortgagee. Upon the issuance thereof, each such policy or a duplicate or certificate thereof shall be delivered to Master Lessor, Shaklee and RKMC for retention by both of them. In the event that Sublessee (i) shall fail to insure or (ii) shall fail to furnish to Master Lessor, Shaklee and RKMC, within 15 days after written request therefor, any such policy, duplicate policy, or certificate as herein required, Master Lessor, Shaklee and RKMC may from time to time effect such insurance for the benefit of Sublessee, Master Lessor, Shaklee and RKMC, or any or all of them for a period not exceeding one year, and any premium paid by Master Lessor, Shaklee or RKMC shall be recoverable from Sublessee as additional rent on demand.

     11. Assignment and Subletting.
         -------------------------

         (a) Except as set forth in this paragraph, Sublessee shall not: (i) assign, encumber, or otherwise transfer this Sublease, the term or estate hereby granted, or any interest hereunder; (ii) permit the Subleased Premises or any part thereof to be used by anyone other than Sublessee (whether as licensee, permittee, or otherwise); or (iii) sublet or offer or advertise for subletting the Subleased Premises or any part thereof. Any attempted assignment, encumbrance, transfer, or sublease not done in accordance with the provisions of this paragraph shall be voidable and, at RKMC's election, shall constitute a default hereunder. RKMC hereby assigns, to the extent assignable under the Prior Sublease, RKMC's rights (but subject to RKMC's obligations) to assign or sublet to a Small Tenant (as defined in the Prior Sublease and to subdivide the Subleased Premises as shown in Exhibit B to the Prior Sublease.
                               ---------

         (b) If at any time during the term hereof Sublessee desires to sublet all or any part of the Subleased Premises, then Sublessee shall submit to RKMC and Shaklee, in writing, a notice of intent to assign or sublease, setting forth: (i) the proposed effective date of the assignment or sublease; (ii) the name of the proposed subtenant or assignee (collectively hereinafter, "subtenant/assignee"): and (iii) the nature of the proposed subtenant/assignee's business to be carried on in the Subleased Premises. Such notice shall be accompanied by (x) such reasonable financial information as Master Lessor, RKMC or Shaklee may request concerning the proposed subtenant/assignee, including recent financial statements and bank references; and (y) a conformed or photostatic copy of the proposed sublease or assignment agreement (or, if not yet available, a description of the contemplated form of agreement).

         (c) In the event that Sublessee complies with the provisions of subparagraph Co), RKMC's consent to a proposed sublease or assignment, subject to approval by Master Lessor and Shaklee, shall not be unreasonably withheld. RKMC shall respond to Sublessee's notice to sublet within five (5) business days of receipt by RKMC of all information required herein concerning the proposed subtenant or assignee. Sublessee shall promptly reimburse Shaklee's reasonable out-of-pocket costs actually incurred in reviewing the proposed sublease or assignment, including reasonable attorney's fees following the demand therefor accompanied by reasonable backup documentation. In determining whether to grant or withhold such consent, RKMC, Master Lessor and Shaklee may consider any reasonable factor. Without limiting what may be construed as a reasonable factor, it is hereby agreed that any one of the following factors will be reasonable grounds for disapproval of a proposed assignment or sublease:

               (i) The proposed subtenant/assignee does not, in the reasonable judgment of RKMC or Shaklee, have sufficient financial worth in view of the responsibility involved;

               (ii) The proposed subtenant/assignee does not, in the reasonable judgment of RKMC or Shaklee, have a good reputation as a tenant of property;

               (iii) RKMC or Shaklee has received from any prior lessor of the proposed subtenant/assignee a significant negative report concerning such prior lessor's experience with the proposed subtenant/assignee as a tenant;

               (iv) RKMC or Shaklee has been involved in a previous landlord/tenant dispute with the proposed subtenant/assignee;

               (v) The proposed subtenant/assignee is not, in the reasonable judgment of RKMC or Shaklee, of the type, character, and quality consistent with the high quality and prestigious image of the Building;

               (vi) In the reasonable judgment of RKMC, Master Lessor or Shaklee, the proposed assignment or sublease would violate the Master Lease;

               (vii) The use of the Premises by the proposed subtenant/assignee would violate some applicable law, ordinance, or regulation;

               (viii) The proposed subtenant/assignee is a person with whom Shaklee is negotiating to lease space in the Building comparable in both length of term and net rentable square footage to the space Sublessee is seeking to assign or sublet;

               (ix) The proposed subtenant/assignee is in the business of manufacturing or in the general business of selling nutritional supplements, household or personal care products, gourmet foods, or flowers, or deals in any other product lines that Shaklee manufactures or sells, or plans to manufacture or sell as of the date of the proposed sublease or assignment, or is in the business of marketing any such merchandise through direct sale or direct mail, at the time of the proposed assignment or sublease;

               (x) In the case of a proposed sublease, the proposed sublease would cause there to be more than one subtenant of the Subleased Premises;

               (xi) The proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this paragraph;

               (xii) Sublessee is in default of any-of its obligations under this Sublease, or has defaulted under this Sublease on three or more occasions during the twelve months preceding the date Sublessee requests Sublessee's consent to the proposed assignment or sublease; or

               (xiii) Shaklee or Master Lessor shall not consent to the proposed assignment or sublease.

          (d) The instrument by which assignment or subletting is accomplished shall (i) expressly provide that the subtenant/assignee shall perform and observe all the agreements, covenants, and conditions to be performed and observed by Sublessee under this Sublease (except as to rent and term or as otherwise agreed to by RKMC); (ii) be expressly subject and subordinate to each and every provision of this Sublease; (iii) have a term that expires on or before the expiration of the term of this Sublease; (iv) provide that if Shaklee, Master Lessor, or RKMC succeeds to Sublessee' s position as landlord vis-a-vis the subtenant/assignee, neither Shaklee, Master Lessor nor RKMC shall be liable to such subtenant/assignee for advance rental payments, rental deposits, or other payments that have not actually been delivered to Shaklee, Master Lessor or RKMC by Sublessee, and (v) provide that Sublessee or the subtenant/assignee shall reimburse RKMC for any additional costs or expenses incurred by RKMC for repairs or maintenance or otherwise as a result of the change in occupancy.

          (e) No assignment or sublease shall be valid, and no subtenant/assignee shall take possession of the Subleased Premises or any part thereof, until consented to in writing by Shaklee and until an executed counterpart Of the assignment or sublease has been delivered to RKMC and Shaklee.

          (f) Notwithstanding RKMC' s consent, no subletting or assignment shall release or otherwise alter Sublessee's obligations to pay the rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of rent by RKMC from any other person shall not be deemed to be a waiver by RKMC of arty provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Sublessee or any successor of Sublessee defaults in the performance of any of the terms hereof, Sublessee may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee or successor.

          (g) In the event that RKMC assigns, transfers, or conveys its interest in the Sublease, and provided that the instrument of assignment, transfer, or conveyance shall expressly require the assignee or transferee to assume all such liabilities and obligations, all liabilities and obligations on the part of RKMC under this Sublease shall terminate. Sublessee agrees to attorn to such assignee or transferee.

     12.  Holdover. Sublessee shall have no fight to remain on possession of the
          --------
Subleased Premises after expiration or earlier termination of this Sublease. If Sublessee remains in possession of the Subleased Premises after expiration, but not earlier termination, of this Sublease, all of the terms, covenants, and agreements hereof shall continue to bind Sublessee to the extent applicable, except that, if Sublessee remains in possession without RKMC's, Shaklee's and Master Lessor's written consent, then: (a) the monthly rent shall be two (2) times the monthly rent payable for the last month of the Sublease term, prorated on a daily basis for each day Sublessee remains in possession, and (b) Sublessee shall indemnify RKMC and Shaklee against any and all claims, losses, and liabilities for damages, consequential or otherwise, resulting from Sublessee's failure to surrender possession, including without limitation any claims by Master Lessor or any succeeding sublessee.

     13.  Notices. All notices and demands that may or are required to be given
          -------
by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Sublessee on the 28th floor of the Building, or to such other place as Sublessee may from time to time designate in a notice to RKMC; to RKMC at 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402, Attention: Steven A. Schumeister, or to such other place as RKMC may from time to time designate in a notice to Sublessee. Sublessee hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge or occupying the Subleased Premises at the time.

     14.  Subordinate to Master Lease and Prior Sublease. This Sublease is and
          ------------------------------------------------
shall be at all times subject and subordinate to all of the terms and conditions of, and all fights of Master Lessor and Shaklee under, the Master Lease and Prior Sublease, respectfully. Without limiting the generality of the foregoing, any termination of the Master Lease prior to the end of the term of this Sublease shall terminate this Sublease. So long as Sublessee is not in default hereunder, beyond any applicable cure period, RKMC shall not voluntarily terminate the Prior Sublease without the prior written consent of Sublessee.

     15.  No Privity. Nothing contained in this Sublease shall be construed to
          ----------
create privity of estate or of contract between Sublessee, Shaklee and Master Lessor. RKMC and Sublessee each agrees not to do or permit to be done any act or thing that will constitute a breach or violation of any of the terms, covenants, conditions, or provisions of the Master Lease.

     16.  No Representations. In making and executing this Sublease, Sublessee
          --------------------
has not relied upon or been induced by any statements or representations of any persons with respect to the physical condition of the Building or the Subleased Premises or with respect to any other matter affecting the Subleased Premises or this transaction, that might be pertinent in considering the leasing of the Subleased Premises or the execution of this Sublease. Sublessee has, on the contrary, relied solely on such representations, if any, as are expressly made herein and on such investigations, examinations, and inspections as Sublessee has chosen to make or have made. Sublessee acknowledges that RKMC has afforded Sublessee the opportunity for full and complete investigations, examinations, and inspections.

     17.  Time Limits. The time limits provided in the Master Lease for the
          -----------
giving of notices, making demands, performance of any act, condition, or covenant, or the exercise of any fight or remedy, are changed solely for the purposes of incorporation as the terms of this Sublease by lengthening or shortening the same in each instance 3 days, as appropriate, so that notices may be given, demands made, or any act, condition, or covenant performed, or any fight or remedy exercised, by RKMC or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. RKMC shall, no later than 5 business days after receipt thereof, give to Sublessee a copy of each notice and demand received from Master Lessor or Shaklee concerning the Subleased Premises.

     18.  Security Deposit. Sublessee has deposited (subject to Sublessee's
          ----------------
fight to substitute a letter of credit (the "LOC") therefor as hereafter provided) with RKMC the sum of One Hundred Three Thousand Five Hundred Thirty-six Dollars ($103,536.00) (the "Deposit"). At sublessee's option, the Deposit may be a LOC, drawn to RKMC's account on a federally insured banking institution, in form reasonably acceptable to RKMC. The LOC shall be for a term of not less than one (1) year, and shall be renewed by Sublessee each year of the term of this Sublease. Such new LOC shall be delivered to RKMC not less than thirty (30) days before the expiration of the then current LOC. All expenses for obtaining, maintaining and replacing the LOC shall be paid by Sublessee. If RKMC uses or applies all or any portion of the LOC as provided for with respect to the application of the Deposit, Sublessee shall, within ten (10) days after notice from RKMC, deposit with RKMC an amount sufficient to restore the Deposit to its full amount, as required above.

     The Deposit shall be held by RKMC as security for the faithful performance by Sublessee of all of the provisions of this Sublease. In the event Sublessee fails to perform or observe any such provisions, then, at the option of RKMC, RKMC may (but shall not be obligated to) apply the Deposit or so much thereof as may be necessary to remedy any default and reimburse RKMC for any out-of-pocket costs incurred thereby, and Sublessee shall forthwith upon demand restore the Deposit to the sum so specified. If a LOC shall not be utilized by Sublessee, RKMC shall not be required to keep the Deposit separate from its general accounts. No trust relationship is created herein between RKMC and Sublessee with respect to the Deposit.

     19.  Broker. Sublessee warrants and represents that it dealt with no
          ------
leasing agent or broker in connection with this Sublease other than The CAC Group and Rosen & Reynolds Commercial Real Estate, and that no conversations or prior negotiations were had by Sublessee with any agent or broker other than the Brokers concerning the Subleased Premises that could give rise to liability for payment of a commission in connection with this Sublease. Any commission due the Brokers shall be paid by RKMC. Sublessee agrees to hold RKMC harmless against any claims for brokerage commissions arising out of any conversations or negotiations had by Sublessee with any agent or broker other than the Brokers.

     20.  Surrender of Premises. Except for those trade fixtures of Sublessee of
          ---------------------
which Sublessee notifies Master Lessor, Shaklee and RKMC in writing within 6 months of their installation, all alterations, additions, and improvements by Sublessee to the Subleased Premises (the "Tenant Improvements") shall immediately become RKMC's property and, at the end of the term hereof, shall remain on the Subleased Premises without compensation to Sublessee. So long as the Tenant Improvements in the Subleased Premises at the end of the term are of the same general character, quantity and configuration as RKMC's Initial Tenant Improvements under the sublease, except for normal wear and tear, Sublessee shall have no obligation to make any changes in the then existing Tenant Improvements; otherwise, at RKMC's request, Sublessee shall take such action at Sublessee's expense as shall be necessary to restore the Tenant Improvements to their condition as initially constructed or installed under the Sublease, except for normal wear and tear. Subject to the prior written approval of Master Lessor and Shaklee, RKMC agrees that so long as RKMC is not required to do so, Sublessee shall not be required to remove Sublessee's Tenant Improvements, alterations or modifications, and in no event shall Sublessee be required to remove RKMC or Shaklee Tenant Improvements, alterations or modifications. Notwithstanding the foregoing, nothing in this paragraph shall be construed to waive the requirements of this Sublease.

     21.  Approval. This Sublease shall be of no force or effect until fully
          --------
executed by Sublessee and RKMC and approved by Master Lessor and Shaklee.

     22.  Miscellaneous.
          -------------

          (a) The paragraph titles in this Sublease are used for convenience in finding the subject matter. Such titles are not to be taken as part of this instrument or to be used in determining the intent of the parties or otherwise in interpreting this instrument.

          (b) This Sublease shall apply to and bind the respective heirs, distributees, executors, administrators, successors, and assigns of the parties hereto. This subparagraph shall not be construed, however, as a consent to any assignment or subletting by Sublessee.

          (c) The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition, or option in any other instance.

          (d) This Sublease cannot be changed or terminated orally. All understandings and agreements heretofore made between the parties are merged in this Sublease, including any exhibits hereto, which alone fully and completely expresses the agreement between RKMC and Sublessee.

          (e) Shaklee represents that the Master Lease is in full force and effect as of the date hereof and will be in full force and effect as of the commencement of the term hereof and that no notice or notices of default have been served thereunder by Master Lessor that have not been cured.

          (f) Submission of this Sublease for examination by Sublessee does not constitute a reservation of or option far the Subleased Premises and does not become effective unless and until executed and delivered by both parties.

     IN WITNESS WHEREOF, the parties have executed this Sublease of the day and year first April 13 1999, hereinabove set forth.

                              RKMC:

                              ROBINS, KAPLAN, MILLER & CIRESI, L.L.P. a
                              Minnesota limited partnership


                              By /s/ Steven A. Schumeister
                                 __________________________________
                                 Steven A. Schumeister
                                 Managing Partner



                              SUBLESSEE:

                              SCIENT CORPORATION
                              a Delaware corporation

                              By /s/ [signature illegible]
                                 __________________________________

                                 Its   CFO
                                     ____________________________

                             APPROVAL - 27th Floor
                             ---------------------


     By executing this Approval, Shaklee hereby consents to the making of the attached Sublease by and between RKMC and Sublessee, on, and only on the terms set forth herein, without releasing RKMC from any obligations of RKMC under the Prior Sublease and without waiving any restriction on further assignment of the Sublease, or the Prior Sublease. This Approval shall not constitute consent to any other or further sub-sublease, modify in any way the terms of the Sublease, or create any privity of estate or contract between the undersigned and any other person or entity. Shaklee shall not require Sublessee or RKMC to remove and/or restore any of Sublessee's Tenant Improvements, alterations or modifications at the end of the Sublease Term.


SHAKLEE:

SHAKLEE CORPORATION,
a Delaware corporation

By: ______________________

Name: ____________________

Its: _______________________

Date: _________________,1999

Shaklee Corporation

Shaklee Terraces             Telephone 415/954-2554              Kay M. Childs
444 Market Street            Fax 415/954-2627                    Vice President
San Francisco, CA 94111-5325                                     Human Resources


                                                         November 22, 1995


Mr. John D. Shuff
Robins, Kaplan, Miller & Ciresi
444 Market Street, Suite 2700
San Francisco, CA 94111

Dear John:

This letter agreement amends the sublease agreement between Shaklee Corporation ("Shaklee") and Robins, Kaplan, Miller & Ciresi, ("Sublessee"), dated .July 2,1987 and amended on July 25. 1995 (the "Agreement").

Sublessee wishes to use the security access system located in the high-rise elevator at 444 Market owned by Shaklee to access Sublesee's 27th floor subleased premises. Elevator access is the only portion of the security system Sublessee desires to use. Shaklee agrees that the Sublessee can use this system effective upon signing of this letter agreement and for as long as Shaklee continues to own and operate the system but no later than April 30, 2001. Sublessee understands that Shaklee has purchased the security access system and acknowledges that Sublessee must use the system as is under the term, and conditions in which Shaklee purchased the system, and Shaklee cannot customize the system in any way for Sublessee.

The terms and conditions for use of the card access system are as follows:

Sublessee shall pay to Shaklee an initial set up fee of seven hundred dollars ($700) for fifty (50) access cards. This payment shall be paid upon signing of this agreement. If there are less than fifty (50) cards installed, the fee remains the same.

Sublessee shall pay to Shaklee a monthly usage fee of three hundred dollars ($300i for fifty (5(3) cards accessing the system. This monthly fee will include any changes to the data base far not more than fifty (59) cards. Payment of this fee is upon the same terms as Section 2 of the Agreement.

       Shaklee Corporation


Sublessee is responsible for purchasing its own-access cards and issuing the same to those who should have access to the card access system. Sublessee shall notify Shaklee of the names of each person to whom a card is issued. Sublessee shall also notify Shaklee if a card is to be deleted from the system.

Sublessee can have use of the system for more than fifty cards but for no greater than eighty (80) cards. There will be an additional monthly fee of $5.00 for each card above fifty (50) that is added to the system. Them will be no additional charge for set up for these additional cards. If a card is required on or before the 15th day of the month, it is counted for the entire month. If it is required after the 15a day of the month, it is not counted until the following month. All additions and deletions should be submitted in writing to Helen Ott. at 444 Market St, 32nd floor, via hand delivery or facsimile (415-986-0808).

Shaklee agrees to input all card access data into the system within five (5) business days of receipt of written notice of original information or of any change.

Sublessee understands that the system is not monitored by Shaklee or anyone else; therefore, Shaklee has no responsibility for controlling unauthorized attempts to gain entry.

Sublessee understands that in the case of system failures Shaklee will promptly attempt to have the system repaired in a timely manner. Sublessee also understands that Shaklee uses outside vendors for repairs to the system and has therefore no control over their response time.

Further, Sublessee agrees to defend, indemnify and hold Shaklee and Shaklee's agents, employees, directors and officers harmless from and against any and all losses, actions, costs, liabilities or claims, arising out of or in connection with Sublessee's use of the card access system.

Either party has the right to terminate this agreement upon ten days written notice to the other party.

      Shaklee Corporation



Except as set forth in this letter agreement, all other terms and conditions of the Agreement shall remain the same.

Please indicate your approval of this amendment by signing below and returning a fully executed copy of this letter to me.


                                         Sincerely yours,

                                         /s/ Kay M. Childs
                                         -----------------
                                         Kay M. Childs
                                         Vice President
                                         Human Resources


Agreed and accepted:

by:      /s/ [signature illegible]
         _______________________________

its:      Managing Partner
         _______________________________
         Robins, Kaplan, Miller & Ciresi

Date:     12-4-95
         _______________________________

cc:      Edward Beck
         Jan Kessler
         Ed Robitaille
         Helen Ott

Shaklee Corporation

Shaklee Terraces
444 Market Street               Telephone 415/954-2554
San Francisco, CA 94111-5325



                                      July 25, 1995


Mr. John D. Shuff
Robins, Kaplan, Miller & Ciresi
444 Market Street. 27th Floor
San Francisco, CA 94111


     Re:  Amendment to July 2, 1987, Sublease Agreement


Dear Mr. Shuff:

     This letter amends the sublease agreement between Shaklee Corporation and Robins, Kaplan, Miller & Ciresi dated July 2, 1987 ("Agreement"). Robins, Kaplan, Miller & Ciresi, ("Sublessee") wishes to remodel the Sublease Pries (as that term is defined in the Agreement). The scope of the currently anticipated remodeling is set forth in the drawings prepared by ADP dated July 20, 1995. Shaklee Corporation ("Shaklee") agrees that the Sublessee can perform the proposed remodeling and any further remodeling and/or construction during the term of the Agreement, provided that the Sublessee agrees to the following terms and conditions:

     With respect to the currently anticipated remodeling and any future remodeling and/or construction to be performed by Sublessee on the Sublease Premises, Sublessee shall obtain both Master Lessor and Shaklee's written approval before beginning any remodeling and/or construction work on the Sublease Premises. Sublessee agrees to reimburse Shaklee for any and all costs that Shaklee may incur as a result of sublessee's remodeling.1 Sublessee shall reimburse Shaklee for such costs within 30 days of the date of Shaklee's invoice.

     Further, in accordance with the terms of the Agreement and/or the Master Lease, Sublessee agrees to defend, indemnify and hold Shaklee and Shaklee's agents, employees, directors and officers harmless from and against any and nil losses, actions, costs, liabilities or claims, arising out of or in connection with Sublesee's remodeling and/or construction an the Sublease Premises. Sublessee warrants that upon expiration or sooner termination of its Agreement, it will

__________________________________

1 As of the date of this letter there am no such expenses envisioned.

    Shaklee Corporation


Mr. John D. Shuff
Page Two of Two


remove all remodeling and/or construction work that the Master Lessor requires to be removed which is installed on the Sublease Premises.

     If, Sublessee fails to remove any remodeling end/or construction work by the expiration or sooner termination of the Agreement, then Shaklee will do so at Sublesee's cost and expense. Sublessee shall reimburse Shaklee for such costs within 30 days of the date of Shaklee's invoice.

     Except as set forth in this letter, the terms of the Agreement remain in full force and effect.

     If the terms of this amendment are acceptable to you, please sign where indicated below end return a copy of this letter to me.


                                         Sincerely,


                                         /s/ Kay Childs
                                         _______________________________
                                         Kay Childs
                                         Vice President, Human Resources



KC/dkp


          Accepted and agreed to on be. haft of Robins, Kaplan, Miller & Ciresi this 2nd day of August, 1995.


          /s/ David Bocan
          __________________________
          Signature

          David Bocan
          __________________________
          Print Name

          Partner
          __________________________
          Title